Secretariat for Micro and Small Enterprises of the Presidency of the Republic
Secretariat of Rationalization and Simplification
Business Registration and Integration Department
State Secretariat for Economic Development of Minas Gerais

FILING No. (For Registry of Commerce use only)

| 'NIRE (da sede ou da filial, quando a sede for em outra UF) | CODE OF LEGAL NATURE | No. OF ENROLLMENT OF THE TRADE ASSISTANT AGENT |
|---|---|---|
| **31300004481** | **2054** | |

## 1-APPLICATION

MR. PRESIDENT OF THE REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS

NAME **KINROSS BRASIL MINERAÇÃO S/A**
(company or Trade Assistant Agent)
Hereby requests granting of the following act:

**Nº FCN/REMP**
J163805856446

| No. OF COPIES | ACT CODE | EVENT CODE | QTY. | DESCRIPTION OF ACT / EVENT |
|---|---|---|---|---|
| 1 | 007 | | | MINUTES OF THE EXTRAORDINARY GENERAL MEETING |
| | | 019 | 1 | ARTICLES OF INCORPORATION |
| | | 2247 | 1 | CHANGE TO CAPITAL STOCK |
| | | | | |
| | | | | |

**PARACATU**
Place

**1 August 2016**
Date:

Corporate Legal Representative / Trade Assistant Agent:
Name: ____
Signature: ____
Contact number: ____

## 2 – USE BY REGISTRY OF COMMERCE ONLY

☐ SINGLE JUDGE'S RULING ☐ COLLECTIVE DECISION

**Equal or similar Corporate Name(s):**

☐ YES ☐ YES

☐ NO ___/___/___ Date ____ Person in charge ☐ NO ___/___/___ Date ____ Person in charge

Proceedings in order.
Pending decision.
___/___/___
Date
____
Person in charge

**SINGLE JUDGE'S RULING**

☐ Proceedings pending until requirements are fulfilled. (See attached instructions)
☐ Proceedings granted. Publication and filing are hereby ordered.
☐ Proceedings rejected. Publication is hereby ordered.

2ª Requirement ☐ 3ª Requirement ☐ 4ª Requirement ☐ 5ª Requirement ☐

___/___/___ Date ____ Person in charge

**COLLECTIVE DECISION**

☐ Proceedings pending until requirements are fulfilled. (See attached instructions)
☐ Proceedings granted. Publication and filing are hereby ordered.
☐ Proceedings rejected. Publication is hereby ordered.

2ª Requirement ☐ 3ª Requirement ☐ 4ª Requirement ☐ 5ª Requirement ☐

___/___/___ Date ____ Director ____ Director ____ Director

Chairman of the _______ Panel

REMARKS

Registry of Commerce of the State of Minas Gerais
I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM
GENERAL SECRETARY

Page 1/26

TRADE OF BOARD OF THE STATE OF MINAS GERAIS Digital Registration Proceedings Cover Belo Horizonte. Monday, August 01, 2016 Page 1 of 1 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 2/26 Registry of Commerce of the State of Minas Gerais Identification of the Proceedings Filing No. Proceedings No. - Integrating Module Date 16/434.891-3 J163805856446 Jul 05, 2016 Identification of the Undersigned(s) CPF Name 442.204.567-91 ANTONIO CARLOS SALDANHA MARINHO

KINROSS BRASIL MINERAÇÃO S/A

CNPJ 20.346.524/0001-46

NIRE 3130000448-1

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

HELD ON JUNE 20, 2016.

Date, time and place: Held on June 20, 2016, at 9:00 am, at the registered office of KINROSS BRASIL MINERAÇÃO S/A, located in the City of Paracatu, State of Minas Gerais, on Highway BR 040, km 36, 5, CEP 38,600-000 (“Company”).

Attendance: All Company shareholders.

Call Notice: The publication of call notices was waived, as all the Company’s shareholders were present.

Presiding Board: a) Chairman: Antônio Carlos Saldanha Marinho; and b) Secretary: Alessandro Lucioli Nepomuceno.

Agenda: To examine, discuss, deliberate and vote on (i) the reduction of the Company’s capital stock approved at the Extraordinary General Meeting held on April 6, 2016, in the process of registration with JUCEMG under filing no. 16/387.923-1 (ii) the suitability and consolidation of the Company’s articles of incorporation.

Resolutions: Upon compliance with the formalities provided for in law and in the Articles of Incorporation, the Meeting was regularly held and the common shareholders, upon consent from the preferred shareholders, pursuant to article 173 of Law no. 6404/76, after debates and discussions, unanimously approved without any reservations, amendments and/or objections:

(i) the drawing up of this minutes, in the form of a summary, pursuant to article 130, § 1, of Law no. 6,404/76; and

(iii) the reduction of the Company’s capital stock, pursuant to articles 12 and 173 of Law 6,404/76, by R$338,350,000.00 (three hundred thirty-eight million and three hundred and fifty thousand reais), thus changing from R$ 2,207,996,231.19 (two billion, two hundred and seven million, nine hundred and ninety-six thousand, two hundred and thirty-one reais and nineteen centavos to R$ 1,869,646,231.19 (one billion, eight hundred and sixty-nine million, six hundred and forty-six thousand, two hundred and thirty-one reais and nineteen centavos), with cancellation of 33,835 (thirty-three thousand, eight hundred and thirty-five) registered preferred shares, with no par value, disproportionately, all of them held by the shareholder Kupol Ventures Limited, calculated on the basis of the Company’s balance sheet, as of May 31, 2016, and according to the provisions of §2 of Article 5 of the Articles of Incorporation.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 3/26

The number of registered preferred shares, with no par value, issued by the Company changes from 177,024 (one hundred and seventy-seven thousand and twenty-four) preferred shares to 143,189 (one hundred and forty-three thousand, one hundred and eighty-nine) preferred shares, all of them registered and without par value. A refund to the shareholder Kupol Ventures Limited., due to the shares hereby canceled, will be paid in domestic currency within 2 (two) business days, counted from the date hereof. The capital stock was deemed excessive by the unanimous vote of the shareholders at the Extraordinary General Meeting held on April 6, 2016, in the process of registration with JUCEMG under the filing no. 16/387.923-1, whose minutes were published, for the purposes of Art. 174 of Law no. 6,404/76, on April 7, 2016, in the newspaper Hoje em Dia, page 13, and in the Official Gazette of the State of Minas Gerais, page 4, Book 2;

(iv) In view of the resolution above, Article 5 of the company’s Articles of Incorporation shall henceforth be in force with the following wording:

“Article 5 - The fully paid-in capital is R$ 1,869,646,231.19 (one billion, eight hundred sixty-nine million, six hundred and forty-six thousand, two hundred and thirty-one reais and nineteen centavos), represented by a total of 519,897 (five hundred and nineteen thousand, eight hundred and ninety-seven) shares, of which 376,708 (three hundred and seventy-six thousand, seven hundred and eight) are registered common shares, with no par value, and 143,189 (one hundred and forty-three thousand, one hundred and eighty-nine) are registered preferred shares, with no par value.”

Paragraph One - The shares will be indivisible before the Company, which will not recognize fractions.

Paragraph Two - Each preferred share shall have priority in receiving a non-cumulative fixed dividend, equivalent to the following equation as of the calendar year of 2011, inclusive: [(the inflation target for the current year, set by the National Monetary Council (CMN)) + the risk premium, published by the National Monetary Council, which incorporates an international actual interest rate and a Brazil risk component in a medium- and long-term perspective) x (shareholders’ equity in accordance with Brazilian accounting principles, adjusted by the following: (i) effects of Law no. 11,638/07 (ii) reserve of re-evaluation (iii) reserve for goodwill on the issuance of debentures, at the beginning of each current year) multiplied by the percentage corresponding to the equity interest of the preferred shares in the total capital of the Company), the payment being limited to the greater of the following amounts:

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 4/26

(a) 50% of the sum of retained earnings and profit reserves, calculated in accordance with Brazilian accounting principles, taking into account the effects of the impacts brought by Law 11,638/07, at the beginning of each current year; or (b) 50% of the accounting profit, of the base period itself, calculated in accordance with Brazilian accounting principles and adjusted by Law 11,638/07] per fiscal year, without participation in the remaining profits. For the purposes of §1 of Article 111 of the Brazilian Corporation Law, it is hereby established that the preferred shares without voting rights will acquire the exercise of this right if the Company fails to pay the fixed dividend to which they are entitled for 3 (three) consecutive fiscal years, counted from the fiscal year 2010, in which case they will retain the right to vote until payment of such fixed dividend. The preferred shares may be redeemed at any time by means of a decision of the Company based on a notice given by the Company to the holders of the preferred shares at least 2 (two) business days prior to the date set for payment of the redemption value, which shall list (i) the date on which the payment of the redemption value shall be made, which shall not exceed 2 (two) business days from the date of delivery of the notice by the Company, (ii) the redemption value for each redeemable share (“Redemption Price”), which shall be equivalent to R$ 10,000.00 (ten thousand reais) per preferred share plus dividends declared and not paid in relation to such shares less the capital reduction amounts related to these shares; (iii) the number of preferred shares to be redeemed, in observance of the provisions of §4 of Article 44 of the Brazilian Corporation Law, when applicable; and (iv) the places of payment of the amount due to the holders of the preferred shares redeemed. The preferred shares will have priority in the capital reimbursement, without premium, in case of winding-up of the Company, in the amount corresponding to the Redemption Price of the preferred shares issued at the time of the winding-up.

Paragraph Three - Preferred shares may be converted into common shares by decision of the preferred shareholders, upon prior written notice to the Company at least 2 (two) business days in advance. The number of common shares to be issued on the date of conversion shall be equal to the Redemption Price of the preferred shares to be determined on the same date of conversion, and such price shall be determined by the Company in good faith on the date of conversion.

(v) the suitability and consolidation of the Company’s Articles of Incorporation to reflect the amendments hereby approved, which shall become effective with the wording of the Sole Exhibit to these minutes;

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 5/26

Drawing-up and reading of the minutes: The floor was offered to those who wished to make use of it, and, as no one showed interest in expressing their opinion, the works were completed and the Meeting adjourned for the time necessary to draw up these minutes. The session was reopened, the minutes were read, approved and signed by all those in attendance. Signatures: Presiding Board: Mr. Antônio Carlos Saldanha Marinho, Chairman; Mr. Alessandro Lucioli Nepomuceno, Secretary. Shareholders in attendance: (i) Kinross Participações Ltda.; (ii) Montanapar Participações Ltda.; (iii) Kupol Ventures Limited.; and (iv) Avrilus Holding Limited, all of them represented by Antônio Carlos Saldanha Marinho and Alessandro Lucioli Nepomuceno.

I hereby declare that these minutes are a true copy of the minutes drawn up in the Company’s records and signed by all the Company’s shareholders.

Paracatu/MG, June 20, 2016.

Antônio Carlos Saldanha Marinho
Chairman

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 6/26

SOLE EXHIBIT TO THE MINUTES OF THE EXTRAORDINARY GENERAL MEETING OF KINROSS BRASIL MINERAÇÃO S/A

HELD ON JUNE 20, 2016

ARTICLES OF INCORPORATION

KINROSS BRASIL MINERAÇÃO S/A

CNPJ 20.346.524/0001-46

NIRE 3130000448-1

CHAPTER I - DENOMINATION, PURPOSE, HEADQUARTERS AND TERM OF DURATION

Article 1st - KINROSS BRASIL MINERAÇÃO S/A, in short, KINROSS BRASIL or KINROSS, is a closely-held corporation governed by these Articles of Incorporation and by the applicable legal provisions.

Article 2nd – The purpose of the Company is to:

a)      make use of mineral deposits through survey, exploitation, extraction, beneficiation, industrialization, transportation, shipment and trade of mineral goods;

b)      produce, benefit, transport, industrialize and trade any source and form of energy, also operating in the production, generation, transmission, distribution and trade of its products, derivatives and by-products;

c)      perform and execute, in compliance with legal provisions, all and any activities related or necessary, directly or indirectly, to the attainment of its purpose, including import or export of any products or goods, and performance of any other activities that may be deemed secondary or related to its purpose;

d)      provide consulting services, within its area of activity, to companies in Brazil and abroad;

e)      to constitute or participate in, directly or indirectly, under any modality, other companies, consortia or entities, in a majority or minority manner, whose corporate purposes are linked or accessory to its corporate purpose.

Article 3rd - The Company has its headquarters and legal venue at Rodovia BR 040, km 36.5, Paracatu, Minas Gerais, CEP 38600-000, and may, at the discretion of the Executive Office, open or extinguish, in any part of the national territory, or abroad, subsidiaries, branches, agencies, offices, warehouses, or any other type of establishment in Brazil or abroad.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 7/26

Article 4th – The term of duration of the Company is indeterminate.

CHAPTER II - CAPITAL STOCK AND SHARES

Article 5th - The fully paid-in capital is R$ 1,869,646,231.19 (one billion, eight hundred sixty-nine million, six hundred and forty-six thousand, two hundred and thirty-one reais and nineteen centavos), represented by a total of 519,897 (five hundred and nineteen thousand, eight hundred and ninety-seven) shares, of which 376,708 (three hundred and seventy-six thousand, seven hundred and eight) are registered common shares, with no par value, and 143,189 (one hundred and forty-three thousand, one hundred and eighty-nine) are registered preferred shares, with no par value.

Paragraph One - The shares will be indivisible before the Company, which will not recognize fractions.

Paragraph Two - Each preferred share shall have priority in receiving a non-cumulative fixed dividend, equivalent to the following equation as of the calendar year of 2011, inclusive: [(the inflation target for the current year, set by the National Monetary Council (CMN)) + the risk premium, published by the National Monetary Council, which incorporates an international actual interest rate and a Brazil risk component in a medium- and long-term perspective) x (shareholders’ equity in accordance with Brazilian accounting principles, adjusted by the following: (i) effects of Law no. 11,638/07 (ii) reserve of re-evaluation (iii) reserve for goodwill on the issuance of debentures, at the beginning of each current year) multiplied by the percentage corresponding to the equity interest of the preferred shares in the total capital of the Company), the payment being limited to the greater of the following amounts: (a) 50% of the sum of retained earnings and profit reserves, calculated in accordance with Brazilian accounting principles, taking into account the effects of the impacts brought by Law 11,638/07, at the beginning of each current year; or (b) 50% of the accounting profit, of the base period itself, calculated in accordance with Brazilian accounting principles and adjusted by Law 11,638/07] per fiscal year, without participation in the remaining profits. For the purposes of §1 of Article 111 of the Brazilian Corporation Law, it is hereby established that the preferred shares without voting rights will acquire the exercise of this right if the Company fails to pay the fixed dividend to which they are entitled for 3 (three) consecutive fiscal years, counted from the fiscal year 2010, in which case they will retain the right to vote until payment of such fixed dividend.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 8/26

The preferred shares may be redeemed at any time by means of a decision of the Company based on a notice given by the Company to the holders of the preferred shares at least 2 (two) business days prior to the date set for payment of the redemption value, which shall list (i) the date on which the payment of the redemption value shall be made, which shall not exceed 2 (two) business days from the date of delivery of the notice by the Company, (ii) the redemption value for each redeemable share (“Redemption Price”), which shall be equivalent to R$ 10,000.00 (ten thousand reais) per preferred share plus dividends declared and not paid in relation to such shares less the capital reduction amounts related to these shares; (iii) the number of preferred shares to be redeemed, in observance of the provisions of §4 of Article 44 of the Brazilian Corporation Law, when applicable; and (iv) the places of payment of the amount due to the holders of the preferred shares redeemed. The preferred shares will have priority in the capital reimbursement, without premium, in case of winding-up of the Company, in the amount corresponding to the Redemption Price of the preferred shares issued at the time of the winding-up.

Paragraph Three - Preferred shares may be converted into common shares by decision of the preferred shareholders, upon prior written notice to the Company at least 2 (two) business days in advance. The number of common shares to be issued on the date of conversion shall be equal to the Redemption Price of the preferred shares to be determined on the same date of conversion, and such price shall be determined by the Company in good faith on the date of conversion.

Article 6th - Each registered common share is vested with a voting right in the resolutions of the General Meetings. The preferred shares will not be entitled to voting rights and shall have priority in the reimbursement of their capital value, without premium, in case of winding-up of the Company.

CHAPTER III – GENERAL MEETING

Article 7th - Annually, within 4 months after the end of each fiscal year, there will be an Ordinary General Meeting for the purposes provided for by law. The General Meeting shall be held extraordinarily whenever the corporate interests require.

Paragraph One - Subject to the legal exceptions, the presidency of the General Meeting shall be held by the majority shareholder, who shall choose the secretary of the works.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 9/26

Paragraph Two - The resolutions of the General Meeting shall be taken by an absolute majority of votes of those in attendance.

CHAPTER IV - MANAGEMENT

Article 8th - Company’s Management will be exercised by the Executive Office.

Article 9th - A Diretoria Executiva será composta de 2 (dois) a 10 (dez) Diretores eleitos pela Assembleia Geral de Acionistas, sendo um Diretor Presidente, que será designado como Presidente Brasil, um Vice-Presidente e Gerente Geral de Paracatu, um Vice-Presidente Jurídico, um Diretor de Recursos Humanos, um Diretor de Sustentabilidade e Licenciamento, um Diretor de Desenvolvimento Tecnológico de Mineração, um Diretor de Tecnologia da Informação, um Diretor de Operações e um Diretor Sem Designação Específica.

Paragraph One - O acionista majoritário submeterá à Assembleia Geral os nomes dos candidatos à Diretoria Executiva, conforme o caso, com notório conhecimento e especialização sobre a matéria de responsabilidade de sua área de atuação, podendo, inclusive, propor a sua destituição a qualquer tempo.

Paragraph Two - The Executive Officers will have the following individual attributions defined by the General Meeting that elects them.

Brazil President or CEO: Represents owners and shareholders, answering for the establishment of goals, guidelines, policies and strategies of the group’s activities in Brazil, monitoring and guiding the development of all activities and performance of the areas under its responsibility, except for those activities whose competence is exclusively attributed to the Vice President and General Manager of Paracatu.

Vice President and General Manager of Paracatu: Answers for the general operations of the mine, for planned results and the commitments undertaken by the Mine. They define the guidelines and coordinates the necessary actions, acting to ensure the best socioeconomic performance of the company. They coordinate the new projects and investments in the productive complex, except those activities whose competence is attributed exclusively to Brazil President.

Legal Vice President: Responsible for the planning and control of all legal activities of the company. They work in conjunction with the area competent in strategic issues of the group to prevent possible problems and liabilities in the future.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 10/26

Chief Human Resources Officer: Responsible for the planning, organization and control of Human Resources activities, through the definition of standards and policies, aimed at providing the company with a qualified and effective workforce.

Chief Sustainability and Licensing Officer: Responsible for the planning, control and application of the Environmental and Licensing Policy in the company. He/she sets forth guidelines and goals, and monitors the health, safety and environment legislation and its implications in the activities of the group operations.

Chief Information Technology Officer: Responsible for the planning, control and application of the Information Technology Policy of the company, including management of assets and telecommunications. He/she sets forth guidelines and goals, and monitors the legislation and Corporate Standards of technologies related to Information management and their implications in the activities of the group operations.

Chief Mining Technological Development Officer: Responsible for the planning, organization and control of the activities of the technical area of the company. He/she outlines technological guidelines, establishes management policies, promotes technological innovation, and coordinates the policy of disclosure for fulfillment of its mission.

Chief Operating Officer: Responsible for conducting strategic operations in several areas, including, without limitation,: Ore mining and processing operations, strategic business planning and energy strategies. He/she provides expertise, leadership and support to the Company’s operational area and development of activities, maximizing efficiencies and profitability. He/she develops and oversees the implementation of business practices in the context of the operations area, ensuring alignment with organizational standards.

Officer Without Specific Designation: Responsible for the Company’s planning and guidance regarding the fulfillment of all main and accessory tax obligations at the national and international levels, observing and informing the aspects that involve cross-border transactions related to credit transfers and internal controls of the group business, being forbidden to the Officer Without Specific Designation to represent the Company before third parties.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 11/26

Article 10th - The term of office of the Managers shall be 3 (three) years, and reelection is allowed. The term of office will last until the investiture of the respective successors.

Sole Paragraph - The General Meeting shall determine the individual amount of the compensation of the Managers.

Article 11th - The Managers shall hold their positions on a full-time basis, exclusively dedicated to Company’s service, and shall be allowed to exercise on a concurrent and unpaid basis management positions in the Company’s wholly-owned subsidiaries, controlled and affiliated companies.

Sole Paragraph - The Managers shall be responsible for their respective attributions, even if they are away from headquarters for reasons of travel in the performance of their obligations.

Article 12th - The Executive Office shall meet, ordinarily, at least once a month and, extraordinarily, whenever convened by the Brazil President, upon a call notice sent at least 2 (two) days in advance, which shall be waived if all the Officers are in attendance. Unless otherwise provided for in these Articles of Incorporation, the resolutions of the Executive Office shall be taken by a majority vote of its members, and the Brazil President shall have the casting vote, in case of a tie.

Paragraph One - The Brazil President shall convene an extraordinary meeting of the Executive Office upon request of at least 3 (three) members of the Executive Office.

Paragraph Two - The meetings of the Executive Office will only be held with the presence of the majority of its members, always with the presence of the Brazil President.

Article 13th - The Executive Office shall be responsible for:

a)       complying with and enforcing the general guidelines of the Company’s business set forth by the Shareholders;

b)      preparing and submitting to the Shareholders the Company’s strategic and business guidelines, supported by the Company’s strategic and business plan, proposing updates and revisions, and performing the approved strategic and business plan;

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 12/26

c)      planning and conducting the Company’s operations in accordance with the approved strategic and business plan, reporting to the Shareholders the Company’s operational, economic and financial performance;

d)      preparing, in each fiscal year, the Annual Management Report and the Financial Statements to be submitted to the Shareholders, in accordance with the applicable legislation;

e)      preparing and proposing to the Shareholders the annual and multi-year budgets of the Company, which shall reflect the approved business and strategic plan, and execute the approved budgets;

f)        approving the vote declarations at the general meetings of affiliates and subsidiaries, and the voting proposals must comply with the provisions of these Articles of Incorporation and the approved strategic and business plan.

Article 14th - Within the limits of their respective attributions and in observance of the legal provisions and these Articles of Incorporation, the Officers shall be responsible for taking the actions necessary to the regular operation of the Company, and for the fulfillment and enforcement of the resolutions of the General Meeting and the Executive Office.

Article 15th - Representation of the company, in an active and passive manner, in court or out of court, including in the signing of documents that result in responsibility for the company, including private contracts, shall always be made by 2 (two) Officers in conjunction, or by 1 (one) attorney-in-fact in conjunction with 1 (one) Officer, or 2 (two) attorneys-in-fact, subject to the provisions of this article.

Paragraph One - The approval of contracts, loans, financings and other legal business to be entered into by the Company, which individually represent amounts equal to or less than R$ 4,000,000.00 (four million reais) shall be made by 2 (two) Officers, being allowed the assignment of these powers to attorneys-in-fact appointed under these Articles of Incorporation. For contracts, loans, financings and other legal business to be entered into by the Company, which individually represent amounts equal to or greater than R$ 4,000,000.00 (four million reais) and less than R$ 7,500,000.00 (seven million and five hundred thousand reais), the approval shall be made by 2 (two) Officers or by 1 (one) Officer and 1 (one) attorney-in-fact, appointed in accordance with these Articles of Incorporation.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 13/26

Paragraph Two - The acts listed below shall be performed by 2 (two) Officers, being one of them necessarily the Brazil President, and the assignment of these powers is allowed to attorneys-in-fact appointed under these Articles of Incorporation, according to the main section of this article:

a) approval of contracts, loans, financings and other legal business to be entered into by the Company, which individually represent amounts equal to or greater than R$7,500,000.00 (seven million, five hundred thousand reais);

b) approval of divestiture or creation of encumbrances on assets of the Company’s permanent assets of any amounts; and

c) the provision by the latter of guarantees to third parties, of any amounts.

Paragraph Three - The filing of lawsuits and administrative proceedings, as well as the execution of judicial and extrajudicial agreements of any amount must be carried out by 2 (two) Officers, and one of them must be the Brazil President or Legal Vice President, in case of such a specific designation.

Paragraph Four - The granting of powers of attorney shall be made by the Brazil President, in conjunction with a Officer, focusing on the competence to represent the Company in court, as plaintiff and defendant, for which only a signature shall be required, that of the Brazil President or Legal Vice President, in case of such a specific designation.

Paragraph Five - Except for legal purposes, the powers of attorney granted by the Company shall have a term of validity no greater than 1 (one) year.

CHAPTER V – BOARD OF AUDITORS

Article 16th – The Board of Auditors, with the functions and powers provided for by law, should it be created, shall be composed of 3 (three) effective members and 3 (three) alternate members, shareholders or not, elected by the General Meeting that decides on its operation, which shall determine the compensation of the respective members.

CHAPTER VI – RESPONSIBILITIES OF THE MANAGERS

Article 17th - The Officers are accountable to the Company and third parties for the acts they perform in the fulfillment of their obligations, in accordance with the law and these Articles of Incorporation.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

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Article 18th - The Company shall assure to the members of the Executive Office and of Board of Auditors defense in lawsuits and administrative proceedings, as plaintiff and defendant, during or after their respective terms of office, which are due to acts or facts related to the regular performance of their respective functions, and provided that such acts or facts are not in disagreement with the legal or statutory provisions.

Paragraph One - The guarantee provided for in the main section of this article extends to employees legally acting through powers of attorney granted by Company’s Officers.

Paragraph Two - The Company may take out civil liability insurance to cover procedural expenses, attorneys’ fees and indemnities arising from the lawsuits and administrative proceedings referred to in the main section of this article, upon approval from the Brazil President or the Legal Vice President, in case of such a specific designation.

CHAPTER VII – FISCAL YEAR AND FINANCIAL STATEMENTS

Article 19th - The fiscal year shall coincide with the calendar year, and shall therefore end on December 31st of each year.

Article 20th - At the end of each fiscal year, the financial statements provided for by law and the proposal for allocation of net profit to be submitted at the General Meeting by the Executive Office shall be prepared.

Article 21st - From the net profit for the year, adjusted according to art. 202 of Law no. 6,404/1976, 25% (twenty-five percent) will be distributed to the shareholders, as mandatory minimum dividends, and the balance will be allocated according to the resolutions of the Shareholders’ Meeting.

Article 22nd - The Company may also, by resolution of the Executive Office, order the drawing up of balance sheets in periods less than the annual period, and declare dividends to the account of the profit recorded in these balance sheets, as well as declare them to the account of retained earnings or profit reserves appearing in the last annual or interim balance sheet.

Sole Paragraph - The Company may, by resolution of the Executive Office, opt for the distribution of interest on own capital. The amount of interest paid or credited as interest on own capital, pursuant to the legal provisions, may be attributed to dividends due to shareholders, including and mainly fixed dividends of preferred shares.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

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Article 23rd - Dividends not claimed within 3 (three) years shall prescribe in favor of the Company.

CHAPTER VIII - LIQUIDATION

Article 24th - The Company shall be liquidated in the cases provided for by law, or by virtue of a resolution of the General Meeting, and shall be terminated by the closing of the liquidation.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 16/26

REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS Digital Registration Proceedings Cover Belo Horizonte. Monday, August 01, 2016 Page 1 of 1 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 17/26 Registry of Commerce of the State of Minas Gerais Identification of the Proceedings Filing No. Proceedings No. - Integrating Module Date 16/434.891-3 J163805856446 Jul 05, 2016 Identification of the Undersigned(s) CPF Name 442.204.567-91 ANTONIO CARLOS SALDANHA MARINHO

MR. BUSINESS REGISTRATION ANALYST OF THE REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS.

Filing: 16/434.891-3

KINROSS BRASIL MINERAÇÃO S/A (“Company”), a corporation with headquarters in the city of Paracatu/MG, on Highway BR 040, km 36.5, CEP 38.600-000, registered with the CNPJ/MF under no. 20.346.524/0001-46 and at the Registry of Commerce of Minas Gerais under NIRE no. 3130000448-1, herein represented under its Articles of Incorporation, hereby respectfully submit this CLARIFICATION NOTE, in compliance with the requirement mentioned by you at the request for filing of the Minutes of the Extraordinary General Meeting held on Jun 20, 2016.

On Aug 01, 2016, the following pending issue was presented by you: “Opinion: show publications in the minutes or scan pages of newspaper.”

In view of the pending issued submitted, it should be clarified that on Apr 6, 2016 an Extraordinary General Meeting (AGE) was held (“AGE held on Apr 6, 2016”), through which the reduction of the Company was approved by R$1,000,000,000.00 (one billion reais), setting an upper limit for the reduction, and the effective amount to be reduced would be determined by the shareholders at future General Meetings.

The AGE of Apr 6, 2016 was duly published, for the purposes of Art. 174 of Law no. 6,404/76, on Apr 7, 2016, in the newspaper Hoje em Dia, page 13, and in the newspaper Diário Oficial do Estado de Minas Gerais, page 4, Book 2. Moreover, after the legal deadline, the Extraordinary General Meeting held on Apr 6, 2016 was registered at the Registry of Commerce of the State of Minas Gerais under no. 5784666, on Jul 01, 2016.

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 18/26

On June 20, 2016, the shareholders decided at an Extraordinary General Meeting (AGE) (“AGE of Jun 20, 2016”) on the effective amount of the capital reduction, within the limit already approved and published, for the purposes of Article 174 of Law no. 6,404/76, as shown above, whose act is intended to be registered in the aforementioned proceedings.

It is clarified that at the Extraordinary General Meeting held on Jun 20, 2016, the date of publication of the Extraordinary General Meeting of April 6, 2016, which approved the limit on the capital reduction, was expressly stated in item (ii) of the approved resolutions. However, to avoid any doubts, we attach the sheets of the publications made, which were registered before this Registry of Commerce of the State of Minas Gerais under no. 5784670, Jul 01, 2016.

In view of the foregoing, as there is an express reference to the publication at the Extraordinary General Meeting of June 20, 2016 and the submittal of the attached publications, the Company hereby requests to review the documentation submitted to registration and the deferral of the filing of the Minutes of the Extraordinary General Meeting held on Jun 20, 2016.

Lastly, it is hereby stated that this clarification note should not be filed.

In which terms,

Acceptance is requested.

Paracatu, August 1, 2016.

KINROSS BRASIL MINERAÇÃO S/A
Antônio Carlos Saldanha Marinho

Registry of Commerce of the State of Minas Gerais

I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM GENERAL SECRETARY	Page 19/26

REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS Digital Registration Proceedings Cover Belo Horizonte. Monday, August 01, 2016 Page 1 of 1 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 20/26 Registry of Commerce of the State of Minas Gerais Identification of the Proceedings Filing No. Proceedings No. - Integrating Module Date 16/434.891-3 J163805856446 Jul 05, 2016 Identification of the Undersigned(s) CPF Name 442.204.567-91 ANTONIO CARLOS SALDANHA MARINHO

4 - THURSDAY, APRIL 07, 2016 PUBLICATIONS OF THIRD PARTIES AND JUDICIAL DISTRICT NOTICES MINAS GERAIS - BOOK 2

Analysis and resolutions on the Management Report, Balance Sheet and Financial Statements closed on Dec 31, 2015. b) Allocation of net income. c) Election of the members of the Board of Directors. d) Election of the members of the Board of Auditors. AGENDA OF THE A.G.E.: a) Amendment to the wording of article 18 of the Articles of Incorporation, which addresses the composition of the Executive Office. b) Officer is exempt from compliance with the requirement contained in §3 of art. 147, of the Corporation Law c) Establishment of the fees of Managers and Officers. d) Proposal of Renewal of the Swine Delivery Contract. e) Other matters of interest to the company.
Ponte Nova, March 31, 2016. Tito Garivini Soares. Chairman of the Board of Directors.

**5 cm -06 816614 - 1**

**SOMAI NORDESTE S/A**
**CNPJ: 22.673.347/0001-38**
**ORDINARY GENERAL MEETING – CALL NOTICE**

The shareholders are invited to meet at the Annual Shareholders' Ordinary General Meeting, to be held pursuant to the sole paragraph of article 131 of Law 6,404/76, on Apr 27, 2016, at 08:00 am, at Company's headquarters, on Highway BR-365, km 14, rural area, Montes Claros - MG, in order to decide on the following agenda: 1) Ordinary General Meeting - a) Rendering of accounts of the managers, examination, discussion and voting of the financial statements for the fiscal year ended December 31, 2015; b) Allocation of profit for the year 2015 and distribution of dividends; c) Approval of the budget for 2016; d) Other matters. Montes Claros, April 1, 2016. Maria Luiza Assunção Pimenta - CEO.

**3 cm -04 815519 - 1**

**PROSEGUR BRASIL S/A TRANSPORTADORA DE VALORES E SEGURANÇA**
NIRE 31.300.059.910
CNPJ/MF 17.428.731/0001-35
ORDINARY AND EXTRAORDINARY GENERAL MEETING
CALL NOTICE

The shareholders of PROSEGUR BRASIL S/A TRANSPORTADORA DE VALORES E SEGURANÇA, enrolled with the CNPJ under no. 17.428.731/0001-35 are summoned to attend the Ordinary and Extraordinary General Meeting to be held on April 15, 2016, at 10:00 am, at the Company's head office, located in the city of Belo Horizonte, State of Minas Gerais, at Av. Guarani no. 633, Prado, for the purpose of deciding on the following agenda: Ordinary General Meeting: 1) Rendering of accounts of the managers, examine, discuss and vote the financial statements; 2) To resolve on the allocation of profit for the year ended December 31, 2015 and creation of reserves; 3) Election of Officers. Extraordinary General Meeting: 1) To resolve on the change to the corporate purpose; 2) To resolve on the Consolidation of the Articles of Incorporation of the Company. This call notice is made in accordance with article 124 of Law 6,404/76. Belo Horizonte, April 5, 2016. Alessandro Abrahão Netto de Jesus - Officer.

**5 cm -05 816043 - 1**

**Sankyu S/A**
CNPJ: 43. 211.325/0001- 26
NIRE: 313.00000.486
CALL NOTICE FOR THE ORDINARY GENERAL MEETING

The Shareholders of Sankyu S/A are hereby convened to meet on Apr 27, 2016, at 10:00 am, at the registered office located at Av. do Contorno, 6283, 10th floor, district of funcionários, Belo Horizonte/MG, in order to decide on the following Agenda: 1) Consideration and voting on the report of the Executive Office, balance sheet and other financial statements for the fiscal year ended Dec 31, 2015; 2) Allocation of net profit for the year; 3) Other matters of corporate interest..

Belo Horizonte, April 06, 2016.
Shunji Nagai - CEO.

**3 cm -05 816399 - 1**

**COFERMETA S/A - CNPJ No. 17.281.973/0001-49**

CALL NOTICE: The shareholders are invited to meet at the Ordinary General Meeting, to be held on April 29, 2016, at 1:00 pm at our headquarters, Av. Paraná, 145, Centro, Belo Horizonte, in order to resolve on the following Agenda: a) Rendering of Accounts of the managers, examination, discussion and voting of the Financial Statements for the fiscal year ended December 31, 2015; Other matters allowed under Law. Belo Horizonte, April 1, 2016. THE EXECUTIVE OFFICE.

**2 cm -04 815532 - 1**

**KINROSS BRASIL MINERAÇÃO S/A** - CNPJ 20.346.524/0001-46 - NIRE 3130000448-1. Extract of the Minutes of the Extraordinary General Meeting held on April 6, 2016, with the attendance of shareholders representing the total capital stock of Kinross Brasil Mineração S/A, a limited liability company headquartered in the City of Paracatu, State of Minas Gerais, on Highway BR 040, km 36.5, CEP 38.600-000 ("Company"). Ordinary shareholders of the Company, with the consent from the preferred shareholders, pursuant to article 173 of Law no. 6,404/76, unanimously approved the reduction of the Company's capital stock, as it is excessive to the achievement of its corporate purpose, up to R$ 1,000,000,000.00, with the cancellation of the preferred shares owned by the shareholders. The amount related to the cancellation of shares hereby approved will be refunded to the shareholders in local currency. The effective amount of the reduction of the Company's capital stock, limited to R$ 1,000,000,000.00, as well as the number of shares to be canceled will be determined by the shareholders at General Meetings to be held after the publication of this instrument for the purposes and effects of article 174 of Law no. 6,404/76. The number of shares to be canceled will be calculated based on the equity value of the preferred shares issued by the Company, calculated on the basis of balance sheets up to 30 (thirty) days before the dates of the General Meetings that approve the effective values of reduction of the Company's capital sotck. Paracatu/MG, Apr 6, 2016. Presiding Board: Antônio Carlos Saldanha Marinho, Chairman, and Gilberto Carlos Nascimento Azevedo, Secretary. Shareholders: Kinross Participações Ltda., Monta-napar Participações Ltda., Kupol Ventures Limited. and Avrilus Holding Limited., all of them represented by Antônio Carlos Saldanha Marinho and Gilberto Carlos Nascimento Azevedo.

**6 cm -06 816981 - 1**

**METROPOLITAN GARDEN**
EMPREENDIMENTOS E PARTICIPAÇÕES S.A.
CNPJ no. 12.259.957/0001-36
NIRE 3130009608-4
CALL NOTICE FOR THE ORDINARY AND EXTRAORDINARY GENERAL MEETING

The shareholders of METROPOLITAN GARDEN EMPREENDIMENTOS E PARTICIPAÇÕES S.A. ("Company") are hereby invited to meet at the Ordinary and Extraordinary General Meeting ("AGOE"), to be held on April 19, 2016, at 12:00 at Company's headquarters, located in the city of Betim, Minas Gerais, at BR 381, Km 492, São João district, in order to resolve on the following agenda:
At the Ordinary General Meeting:
1. Examination, discussion and voting of the management accounts, financial statements for the fiscal year ended December 31, 2015 and the independent auditors' report;
2. Examination, discussion and voting of the allocation of net income determined in the fiscal year ended December 31, 2015 and the distribution of dividends, if applicable;
3. Election and/or re-election of the Company's managers and the determination of their respective compensation.
At the Extraordinary General Meeting:
4. Examination, discussion and voting of the rendering of accounts of the Association of the Promotion and Advertising Fund of the Metropolitan Garden Shopping, for the fiscal year ended December 31, 2015; In compliance with the provisions of art. 133, §5 of Law 6,404/76, the documents listed in item "1" of the agenda were published in the Official Gazette of the State of Minas Gerais on March 19, 2016, page 4 (four), book 2 and in the newspaper Hoje em Dia, also on March 19, 2016, page 11, which are available for reference by the shareholders at company's headquarters, located in the city of Betim, Minas Gerais, at BR 381, Km 492, São João district.

Betim/MG, March 29, 2016
RICARDO PANZENBOECK
DELLAPE BAPTISTA
Officer

**8 cm -06 816720 - 1**

**ANDRADE GUTIERREZ PARTICIPAÇÕES S.A**
CNPJ/MF no. 04.031.960/0001-70
NIRE 3130002009-6
Publicly-Held Company
NOTICE TO SHAREHOLDERS

We hereby inform the Shareholders that the documents mentioned in art. 133 of Law 6,404/76, as well as in article 9 of CVM Instruction no. 481/2009, relating to the fiscal year ended Dec 31, 2015 are available for reference and obtaining of copies during normal business hours at Company's headquarters, located at Avenida do Contorno, no. 8,133, Cidade Jardim, Belo Horizonte - MG - CEP 30110-937.

Belo Horizonte, March 31, 2016.
BOARD OF DIRECTORS

**3 cm -05 815933 - 1**

**ANDRADE GUTIERREZ CONCESSÕES S/A**
CNPJ/MF no.: 03.601.314/0001-38
NIRE 3130001538-6
Publicly-Held Company
**NOTICE TO SHAREHOLDERS**

We hereby inform the Shareholders that the documents mentioned in art. 133 of Law 6,404/76, as well as in arts. 9, 10 and 12 of CVM Instruction no. 481/2009, relating to the fiscal year ended Dec 31, 2015 are available for reference and obtaining of copies during normal business hours at Company's headquarters, located at Avenida do Contorno, no. 8,133, Cidade Jardim, Belo Horizonte, Minas Gerais, CEP 30110-937.

Belo Horizonte, March 31, 2016.
**BOARD OF DIRECTORS**

**3 cm -05 816069 - 1**

**MEREO TECH LTDA.**
CNPJ/MF 15.648.098/0001-65
CALL NOTICE FOR PARTNERS MEETING

The management of MEREO TECH LTDA., a limited-liability company enrolled with the CNPJ/MF under no. 15.648.098/0001-65 and registered at the Civil Registry of Legal Entities of Belo Horizonte/MG, under no. 132.993 ("Company"), in compliance with the provisions of articles 1,072 and 1,152 of Law 10,406/2002 calls all partners to meet at the Partners Meeting, to be held at Company's headquarters, located in the City of Belo Horizonte, State of Minas Gerais, at Avenida do Contorno, no. 6777, suite 815, District of Funcionários, CEP 30.110-935, on April 15, 2016, at 5:30 p.m., in order to resolve on the extrajudicial exclusion, pursuant to article 1,085 of Law 10,406/2002 and Clause Tenth of the Company's Articles of Association, of the partner Ivan Nascimento Feliciano, and the resulting liquidation of his quotas and amendment of the Third Clause of the Company's Articles of Association. Belo Horizonte, April 04, 2016. MARCONI ALVARENGA ROCHA - Manager.

**4 cm -05 815995 – 1**

**MEREO PARTICIPAÇÕES LTDA.**
CNPJ/MF 15.723.709/0001-92

CALL NOTICE FOR PARTNERS MEETING The management of MEREO PARTICIPAÇÕES LTDA., a limited-liability company, enrolled with the CNPJ/MF under no. 15.723.709/0001-92 and registered in the Civil Registry of Legal Entities of Belo Horizonte/MG under no. 133.067 ("Company"), in compliance with the provisions of articles 1,072 and 1,152 of Law 10,406/2002, convenes all members to meet at the Partners Meeting, to be held at Company's headquarters, located in the City of Belo Horizonte, State of Minas Gerais, at Avenida do Contorno, no. 6777, suite 815, District of Funcionários, CEP 30.110-043, on April 15, 2016, at 5:00 p.m., in order to resolve on (i) extrajudicial exclusion, pursuant to article 1,085 of Law 10,406/2002, of the Tenth Clause of the Articles of Association of the Company and of Chapter 14 of the Company's Partners Agreement, of the partner Ivan Nascimento Feliciano, and the resulting liquidation of his quotas; (ii) amendment of the Third Clause of the Company's Articles of Incorporation; and (iii) authorization to the Company's manager to cast a favorable vote at the partners meeting of Mereo Tech Ltda., a limited-liability company enrolled with the CNPJ/MF under no. 15.648.098/0001-65 and registered at the Civil Registry of Legal Entities of Belo Horizonte/MG under no. 132,993, agenda of which will be the resolution on the extrajudicial exclusion of the partner Ivan Nascimento Feliciano, and the resulting liquidation of his quotas. Belo Horizonte, April 04, 2016. MAR- CONI ALVARENGA ROCHA - Manager.

**6 cm -05 815999 - 1**

**ALGAR TELECOM S/A**

Publicly-held Company. CNPJ no. 71. 208.516/0001-74. Cal Notice for Ordinary and Extraordinary General Meetings. The shareholders are invited to the Ordinary and Extraordinary General Meetings, to be held on April 25, 2016, at 09:00 a.m. (nine hours), at its registered office, located at Rua José Alves Garcia, no. 415, Brasil district, in the city of Uberlândia, State of Minas Gerais, to discuss the following agenda: 1. To take the management accounts, examine, discuss and vote on the Financial Statements for the year ended December 31, 2015. 2. To resolve on the allocation of net income for the year and the distribution of dividends for the year ended December 31, 2015. 3. To resolve on the creation and change of positions and their respective competencies, contained in the Articles of Incorporation of the Company. 4. To resolve on the number of members that will be part of the Board of Directors for the next fiscal year. 4. Election of the members who will compose the Board of Directors for the next fiscal year. 5. Election of the members who will compose the Board of Auditors and determination of the annual overall compensation. 6. To resolve on the determination of the annual compensation of the Company's Management. General instructions: 1. The documentation related to the Agenda will be available at Company's headquarters, as well as at the website www.algartele.com.com.br. 2. The shareholders may be represented at the Meeting, upon submittal of the power of attorney, granted pursuant to paragraph 1 of art. 126 of Law 6,404/76. Uberlândia-MG, April 7, 2016. Divino Sebastião de Souza - Chairman of the Board of Directors.

**6 cm -06 816609 - 1**

**PEIXOTO COMÉRCIO INDUSTRIA SERVIÇOS E TRANSPORTES S/A**

CNPJ/MF: 25.757.840/0001-24. Ordinary General Meeting – Call Notice. The shareholders of the Company are invited to attend an Ordinary General Meeting, to be held at 2:00 p.m., on April 18, 2016, at its headquarters located at Avenida José Andraus Gassani, no. 6000, Distrito Industrial district, at Uberlândia, State of Minas Gerais. To discuss the following agenda: (i) to deliberate and approve the Financial Statement for fiscal year 2015, (ii) to deliberate and approve the Budget and Investment Plan for 2016; (iii) other relevant resolutions. The executive office. Christianne Batista Peixoto - Pedro Ribeiro da Costa Neto. Uberlândia (MG), April 05, 2016.

**3 cm -06 816930 - 1**

**FERROVIA CENTRO-ATLÂNTICA S.A.**
CNPJ/MF no. 00.924.429/0001-75 - NIRE: 31.300.011.879
(Publicly-Held Company)

**CALL NOTICE** - The shareholders of Ferrovia Centro-Atlântica S.A., headquartered at Rua Sapucaí, 383, in the city of Belo Horizonte, State of Minas Gerais, enrolled with CNPJ/MF under no. 00.924.429/0001-75 ("Company") are called to meet at the Ordinary and Extraordinary General Meeting ("Meeting"), to be held next April 29, 2016, at 11:00 a.m. (eleven o'clock), at Company's headquarters, in order to resolve on: At the Ordinary General Meeting: (i) Consideration of the Management Report and examination, discussion and voting of the Financial Statements, together with the Independent Auditors' Report, for the fiscal year ended December 31, 2015; (ii) Proposal for the allocation of net income for the fiscal years ended December 31, 2015. At the Extraordinary General Meeting: To resolve on the determination of the annual and overall remuneration of the managers. It is available to the shareholders at Company's headquarters on its website (http://www.fcasa.com.br) and on the pages of the Brazilian Securities and Exchange Commission (www.cvm.gov.br) and BM&F Bovespa S.A. - Stock, Commodities and Futures Exchange (www.bmfbovespa.com.br) all the documentation pertaining to the matters that will be discussed at the Meeting. We inform that the shareholder must attend the Meeting with an identity document and proof of ownership of the shares issued by the Company, issued by the depositary financial institution.

Any shareholder may appoint an attorney-in-fact, or more than one, as the case may be, to appear at the Meetings and vote on their behalf. In the event of representation, the shareholder must comply with the terms of Article 126 of Law 6,404/76, and the attorney-in-fact must have been appointed less than 1 (one) year ago, and qualify as a shareholder, manager, lawyer enrolled with the Brazilian Bar Association, or be a financial institution. In the case of power of attorney in a foreign language, this must be accompanied by corporate documents, when related to a legal entity, and of the power of attorney duly translated into Portuguese, notarized and consularized. For shareholders represented by an attorney-in-fact, we request that the power of attorney be sent 72 (seventy-two) hours in advance of the Meeting, in order to prove the legitimacy of the representation. Belo Horizonte, April 04, 2016. **Marcello Magistrini Spinelli** – Chairman of the Board of Directors.

**9 cm -06 816948 - 1**

**LÍDER TÁXI AÉREO S/A - AIR BRASIL**
CNPJ/MF 17.162.579/0001-91 - NIRE 31.300.046.222
ORDINARY GENERAL MEETING

We hereby call the Shareholders of Líder Táxi Aéreo S/A - Air Brasil to meet at the Ordinary General Meeting, to be held on April 29, 2016, at ten o'clock, at its headquarters, located at Av. Santa Rosa, 123, São Luiz, Belo Horizonte, MG, in order to decide on the following agenda: a) taking of accounts of the managers, examination, discussion and voting on the Report, Balance Sheet and other Financial Statements for the year ended December 31, .2015; b) resolution on the absorption of the losses of the fiscal year ended on Dec 31, 2015 by the Company's retained earnings reserves; c) resolution on distribution of Company's accrued profits; and d) election of the members of the Company's Board of Directors. Belo Horizonte, April 04, 2016. The Board of Directors.

**4 cm -04 815336 – 1**

**DIRECIONAL ENGENHARIA S.A**
CNPJ/MF no. 16.614.075/0001-00 - NIRE no. 313.000.258-37
**PUBLICLY-HLED COMPANY**
**CVM no. 21.350**

**Call Notice for Ordinary and Extraordinary Meeting.** The shareholders of Direcional Engenharia S.A. ("Company") are invited to attend the Company's Ordinary and Extraordinary General Meeting ("AGOE"), to be held on April 29, 2016, at 9:00 am, in the City of Belo Horizonte/MG, at Rua dos Otoni, 177, 5th floor, suite 1, in order to resolve the following matters on the agenda: **A. At Ordinary General Meeting**: (I) To take the accounts of the managers, examine, discuss and vote on the financial statements for the fiscal year ended December 31, 2015; (ii) To resolve on the proposal for allocation of net income for the fiscal year ended December 31, 2015; (iii) To resolve on the number of members to compose the Company's Board of Directors and elect its effective and alternate members; (iv) To resolve on the installation of the Company's Board of Auditors and, if installed, to elect its effective and alternate members; **B. At Extraordinary General Meeting**: (i) To establish the total amount of the compensation of the Management and of the members of the Board of Auditors of the Company for the fiscal year beginning on 01.01.2016; (ii) To resolve on the amendment of arts. 2 and 36 of the Articles of Incorporation of the Company, and on its consolidation, pursuant to the Management Proposal. **General Information:** (i) To participate in the AGOE, pursuant to art. 32 of the Articles of Incorporation, the shareholder is requested to appear, at least 24 hours before the date of the respective AGOE, at Rua dos Otoni, 177, 10th floor, in Belo Horizonte/MG: (a) proof issued by the financial institution holding the book-entry shares owned by it or in custody, pursuant to art. 126 of the LSA, (b) in relation to the shareholders participating in the fungible custody of registered shares, the statement containing the respective shareholding, issued by the competent agency, dated up to two business days before the AGOE; and (c) in the event of representation of the shareholder, a power of attorney, which shall (i) have been granted in accordance with the provisions of §1 of art. 126 of the LSA, (ii) be authenticated. The shareholder, their legal representative or attorney-in-fact, as the case may be, must attend the AGOE with documents proving their identity: (a) identification document with a photo, for individuals; (b) authenticated copy of the latest consolidated bylaws or articles of association and of the corporate documentation granting powers of attorney, as well as identification document with a photo of the legal representatives, for legal entities; and (c) authenticated copy of the latest consolidated regulation of the fund and of the bylaws or articles of association of its manager, in addition to the corporate documentation granting powers of attorney, as well as identification document with a photo of the legal representatives, for investment funds. In the case of foreign legal entities, the documentation proving the powers of attorney must undergo notarization and consularisation1. Documents drawn up in other languages, under Decree-Law no. 4,657, dated Sep 4, 1942, as amended, will only be accepted upon submittal of a sworn translation. (ii) According to the provisions of art. 141 of the LSA and arts. 1 and 3 of CVM Instruction no. 165, of December 11, 1991, as amended, shareholders representing at least five percent of the Company's capital stock may request the adoption of the multiple vote process, observing the legal term of 48 hours in advance of the date of the AGOE. (iii) The information and documents provided for in arts. 124 and 135 of the LSA and CVM Instruction no. 481 of December 17, 2009, related to matters to be resolved at the AGOE, are available to the shareholders at Company's headquarters, on the Company's website (www.direcional.com.br/ri), on the CVM website (www.cvm.gov.br) and on the BM&FBOVESPA website (www.bmfbovespa.com.br). (iv) The Company's shareholders interested in accessing information or clarifying any doubts regarding the proposals above should contact the Company's Investors Relations area, by telephone (31) 3431-5509 or via e-mail: ri@direcional.com.br. Belo Horizonte, Mar 30, 2016. **Wilson Nélio Brumer** - Chairman of the Board of Directors. 1 In accordance with the Convention on Elimination of the Requirement for Legalization of Foreign Public Documents, executed on October 5, 1961, and published by Decree no. 8,660 of January 29, 2016, consularisation of foreign documents issued in signatory countries of said convention is waived, provided that all of its terms and conditions are complied with.

**16 cm -04 815469 - 1**

**EVEN BRISA ZETA EMPREENDIMENTOS IMOBILIÁRIOS LTDA.**
CNPJ/MF no. 09.001.303/0001-01 - NIRE 31.207.958.144
Minutes of Extraordinary Partners Meeting

Date, Time and Place: On Feb 01, 2016, at 09:15 a.m., at company's headquarters, in the State of Minas Gerais. Composition of the Presiding Board: Chairman: Fabiano Andrade Delvaux; Secretary: Vanessa da Silva Ribeiro. In attendance: The totality of the Partners. Agenda: To resolve on the reduction of the Company's capital stock. Resolutions: To reduce the capital stock, as it is excessive for the purposes of the company, from R$ 11,906,349.00 to R$ 11,406,349.00, a reduction of R$ 500,000.00. The reduction of capital will be effected by reimbursing the capital in cash to the partner Even Construtora and Incorporadora S.A. Partners: for Even Construtora e Incorporadora S.A. - Fabiano Andrade Delvaux/Stella Maris Favale; for Evenpar Participações Societárias Ltda. - Fabiano Andrade Delvaux/Stella Maris Favale.

**4 cm -06 816676 - 1**

**PRIME ALIMENTOS S.A.**
CNPJ No. 09.296.491/0001-34 - NIRE: 3130002590-0
CALL NOTICE
EXTRAORDINARY AND ORDINARY GENERAL MEETING

The Chairman of the Board of Directors of Prime Alimentos S.A., in compliance with their legal attributions, CALLS upon the Shareholders to attend the Ordinary and Extraordinary General Meetings, to be held at 09 (nine) hours on April 25 (twenty-five), 2016 at Company's headquarters, Rua Padre Zanor, no. 2,500, Distrito Industrial district of BR 262, in Pará de Minas, to resolve on the following agenda: 1 - At the Extraordinary General Meeting: 1.1 - Change of company name of Prime Alimentos S.A. to Adeel Alimentos S.A.; 1.2 - Other Matters of Interest to the Company. 2 - At the Ordinary General Meeting: 2.1 - Reading, discussion and voting on the Management Report and Financial Statements related to the fiscal year ended December 31, 2015. 2.2 - Clarification and allocation of the Net Income of the Fiscal Year. Pará de Minas, February 29, 2016. MARCELO GOMES DE ARAUJO - Chairman of the Board of Directors.

**4 cm -06 816905 - 1**

**AG Indústria e Comércio de Placas Eletrônicas Ltda.**
NIRE 31.207.402.987 - CNPJ/MF no. 07.620.567/0001-00
11th Amendment to the Articles of Incorporation

By this private instrument, the parties identified below: (A) ASGA S.A., a joint-stock company, headquartered in the City of Paulínia/SP, at Rodovia Doutor Roberto Moreira, km 04, PLN 10, CEP 13.148900, CNPJ/MF no. 59.694.729/0001-58, with its articles of incorporation filed with JUCESP under NIRE 35.300.124.081, herein represented pursuant to its Articles of Incorporation; (B) José Ellis Ripper Filho, RG no. 2.338.814-6 (SSP/SP), CPF/MF no. 011.591.787-04; (C) Francisco Mecchi Neto, RG no. 7.321.989-7 (SSP/SP), CPF/MF no. 777.109.758-87; and (D) Francisco Carlos de Prince, RG no. 6.129.830-X (SSP-SP), CPF/MF under no. 819.313.608-04; sole partners of AG Indústria e Comércio de Placas Eletrônicas Ltda., a private limited company, headquartered in the City of Santa Rita do Sapucaí/MG, at Avenida Frederico de Paula Cunha, no. 1,001, Maristela District, CNPJ/MF no. 07.620.567/0001-00, with its articles of incorporation filed with JUCEMG under NIRE 31.207.402.987 ("Company"); and (E) Furukawa Industrial S/A - Produtos Elétricos, a corporation, headquartered in the City of Curitiba, State of Paraná, at Rua Hasdrubal Bellegard, no. 820, Cidade Industrial, CNPJ/MF no. 51.775.690/0001-91, herein represented pursuant to its Articles of Incorporation; and (F) Foad Shaikhzadeh, C.I./R.G. no. 7.748.000-SSP-SP, CPF/MF no. 007.170.958-43. Resolve, by mutual agreement, to amend the Company's Articles of Incorporation, as follows: I. Assignment and Transfer of Quotas - 1.1 The partner ASGA S.A., qualified above, hereby leaving the Company and with express consent from the other partners of the Company, assigns and transfers, with consideration, all of its 15,525,161 quotas, all of them with par value of R$ 1.00 each, representing 99.990726% of the total capital stock of the Company, with all that they represent, free and clear of any liens, doubts, debts or charges of whatsoever nature, to Furukawa Industrial S/A - Produtos Elétricos, qualified above, which hereby joins the Company. 1.2. The partner José Ellis Ripper Filho, qualified above, hereby leaving the Company and with express consent from the other partners of the Company, assigns and transfers, with consideration, all of his 480 quotas, all of them with par value of R$ 1.00 each, representing 0.003091% of the total capital stock of the Company, with all that they represent, free and clear of any liens, doubts, debts or charges of whatsoever nature, to Furukawa Industrial S/A - Produtos Elétricos, qualified above. 1.3. The partner Francisco Mecchi Neto, qualified above, hereby leaving the Company and with express consent from the other partners of the Company, assigns and transfers, with consideration, all of his 480 quotas, all of them with par value of R$ 1.00 each, representing 0.003091% of the total capital stock of the Company, with all that they represent, free and clear of any liens, doubts, debts or charges of whatsoever nature, to Furukawa Industrial S/A - Produtos Elétricos, qualified above. 1.4. The shareholder Francisco Carlos de Prince, qualified above, hereby leaving the Company and with express consent from the other partners of the Company, assigns and transfers, with consideration, all of his 480 shares, all of them with par value of R$ 1.00 each, representing 0.003091% of the total capital stock of the Company, with all that they represent, free and clear of any liens, doubts, debts or charges of whatsoever nature, to Furukawa Industrial S/A - Produtos Elétricos, qualified above. 1.5. The partners that are leaving, ASGA S.A., José Ellis Ripper Filho, Francisco Mecchi Neto and Francisco Carlos de Prince, hereby declare and acknowledge their express agreement and consent to the assignments and transfers of quotas mentioned above, thus waiving any right of first refusal they might have in acquiring such quotas. 1.6. The aforementioned Assignors and Assignee hereby grant to each other a wide, general, full, irrevocable and irreversible discharge, with regard to the assignment of quotas hereunder, and may not claim anything on this basis for themselves and their successors at any time, sphere and court. 1.7. Furukawa Industrial S/A - Produtos Elétricos, qualified above, assigns and transfers, with consideration, 1 quota, with par value of R$ 1.00, with all that they represent, free and clear of any liens, doubts, debts or charges of whatsoever nature, to FOAD SHAIKHZADEH, qualified above, who hereby joins the Company. 1.8. In turn, the partners that are joining the Company, Furukawa Industrial S/A - Produtos Elétricos and Mr. Foad Shaikhzadeh declare, under the penalties of the law, that they are not involved in any crimes provided for by law that would prevent them from engaging in trading activities, and that they are not convicted, or under the effects of a conviction, under any penalty that would prevent them, even temporarily, from holding a public office; or of any crime of bankruptcy, official misconduct, bribe or bribery, corruption, embezzlement; or against popular economy, against the national financial system, against competition defense standards, against consumers relations, public faith or property. 1.9. As a result of the resolutions and approvals taken above, it is hereby decided to amend Article 6 of the Company's Articles of Association, which shall henceforth become effective as of this date, in accordance with the following new wording: "Article 6 - The Capital Stock, fully subscribed and paid up in local currency and assets is R$ 15,526,601.00, divided into 15,526,601 quotas, with par value of R$ 1.00 each, so distributed among the partners: Partners - No. of Quotas - Value (R$) -%: Furukawa Industrial S/A - Produtos Elétricos - 15,526,600 - 15,526,600.00 - 99.99. Foad Shaikhzadeh - 1 - 1.00 - 0.01. Total: 15,526,601 - 15,526,601.00 - 100.0. Sole Paragraph: Pursuant to Article 1,052 of the Brazilian Civil Code, established by Law no. 10,406/02, the liability of each partner is restricted to the value of their quotas, but all of them are jointly and severally liable for the payment of the capital stock." II - Change in Management - 2.1. The partners José Ellis Ripper Filho, Francisco Mecchi Neto and Francisco Carlos De Prince hereby waive their positions as Directors of the Company's Board of Directors, with which the new partner Furukawa Industrial S/A - Produtos Elétricos fully agrees. 2.2. In view of the waiver deliberate and approved waiver under item 2.1 above, the following parties are appointed and elected to exercise the positions of Company Directors, for an indeterminate period of time, Foad Shaikhzadeh, C.I./R.G. no. 7.748.000-SSP-SP, CPF/MF no. 007.170.958-43; Kazutaka Fukuda, C.I. RNE V935321X - DIREX/PR, CPF/MF no. 012.754.589-12; Hiroyuki Doi, CI/RG no. 5.993.767 SP, CPF/MF no. 007.638.528-05; Helio José Durigan, C.I./R.G. no. 1.647.236-0 SSP-PR and CPF/MF no. 403.150.889-15; Amauri Razente, C.I.R.G no. 3.171.182-7/PR, CPF 530.619.859-72; and Satoshi Koyanagi, C.I. RNE G141206-1 - DIREX/PR, CPF/MF no. 013.561.329-95. 2.3. Foad Shaikhzadeh, Kazutaka Fukuda, Hiroyuki Doi, Helio José Durigan, Amauri Razente and Satoshi Koyanagi, as qualified above, declare, under the penalties of the law, that they are not involved in any crime provided for by law that would prevent them from exercising the management of companies, and that they are not convicted, or under the effects of a conviction, under any penalty that would prevent them, even temporarily, from holding a public office; or of any crime of bankruptcy, official misconduct, bribe or bribery, corruption, embezzlement; or against popular economy, against the national financial system, against competition defense standards, against consumers relations, public faith or property. 2.4. In view of the resolutions taken and approved under items 2.1 to 2.3 above, Articles 8 and 16 of the Company's Articles of Association are amended, and shall henceforth become effective as of this date, in accordance with the following new wording: "Article 8 - The Board of Directors of the Company shall be permanent and consist of the following members: Foad Shaikhzadeh, C.I./R.G. no. 7.748.000-SSP-SP, CPF/MF no. 007.170.958-43; Kazutaka Fukuda, C.I. RNE V935321X - DIREX/PR, CPF/MF no. 012.754.589-12; Hiroyuki Doi, CI/RG no. 5.993.767 SP, CPF/MF no. 007.638.528-05; Helio José Durigan, C.I./R.G. no. 1.647.236-0 SSP-PR, CPF/MF no. 403.150.889-15; Amauri Razente, C.I.R.G no. 3.171.182-7/PR and CPF 530.619.859-72; and Satoshi Koyanagi, C.I. RNE G141206-1 - DIREX/ PR, CPF/MF no. 013.561.329-95, and any change to its composition may take place only by means of an amendment to the Articles of Association. Paragraph 1: The resolutions within the scope of the Board of Directors' meetings shall be taken by simple majority, on a one vote to each Director basis, if no other quorum is provided for by Law or the Articles of Association, based on the matter to be discussed. Paragraph 2: For an amendment to the articles of association, which changes the composition of the Board of Directors, through the withdrawal of one or more of its members or joining of a new member, such change may only be performed through quotaholders' resolution by simple majority. Paragraph 3: The meetings of the Board of Directors shall be coordinated and held, alternately at each meeting, by the directors. (...) Article 16 – According to Article 8, the following parties are appointed as Directors: Messrs. Foad Shaikhzadeh, Kazutaka Fukuda, Hiroyuki Doi, Helio José Durigan, Amauri Razente and Satoshi Koyanagi, all duly qualified hereunder." III. Change of Company Name - 3.1. The new partners Furukawa Industrial S/A - Produtos Elétricos and Foad Shaikhzadeh also decide to change the company name, which shall be called "Furukawa Industrial Optoeletrônica Ltda". In view of the foregoing, Article 1 of the Company's Articles of Association shall henceforth be in force with the following new wording: "I - Company Name - Article 1 - The Company organized as a Company

Registry of Commerce of the State of Minas Gerais
I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA BOMFIM
GENERAL SECRETARY

Page 21/26

REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS Digital Registration Proceedings Cover Belo Horizonte. Monday, August 01, 2016 Page 1 of 1 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 22/26 Registry of Commerce of the State of Minas Gerais Identification of the Proceedings Filing No. Proceedings No. - Integrating Module Date 16/434.891-3 J163805856446 Jul 05, 2016 Identification of the Undersigned(s) CPF Name 442.204.567-91 ANTONIO CARLOS SALDANHA MARINHO

7 APR 20I6 BELOHORIZONTE NOTICES 13 HOJE EM DIA / DIRECIONAL ENGENHARIA S.A. PUBLICLY-HELD COMPANY STATE OF MINAS GERAIS REGISTER OF REAL ESTATE Av. José Pinto da Silva, 92 - Bairro São José - Esmeraldas MG, CEP: 35.740.000 - telefax Register of Real Estate of the Judicial District of Esmeraldas, according to the attributions may be known or whom become aware of it, that in compliance with the written application 00330097300000008700, guaranteed by BANK CREDIT CERTIFICATE, registered with located at Alameda das Magnólias, no. 120, Lote 05, Quadra 18, Condomínio Solar responsibility of OPENMAX DISTRIBUIDORA DE ALIMENTOS LTDA, CNPJ no. PAES VAZ, who is(are) SUMMONED to settle within 15 (fiften) days the installments contractual charges, legal charges, including taxes, condominium contributions imputable the branch of the bank where the financing agreement was executed. We take this stipulated herein assures the right to consolidate ownership of the real property in favor of Esmeraldas, March 23, 2016. 4 COURT OF POUSO ALEGRE/MG, pursuant to the law, informs all those to whom this ACTION FOR COMPLIANCE W ITH JUDGMENT no. 2007.38.10.004500-4, filed by CAIXA 79, and ARLETE PAOLA SOTO SALES, CPF 016.130.406-01, and that, by this NOTICE, of this Court, located at Rua Santo Antônio, no. 105, Centro, in this city, the defendants are 29, 2013 was R$ 5,106.09, plus legal interest and adjusted for inflation until the date of percentage of 10%, pursuant to art. 475-J and paragraph of the Code of Civil Procedure. 27th COURT known, to all those that see or become aware of this notice, the holding of the JUDICIAL Lazzarotti, 523, District of Caiçara, in this Capital, having as Official Public Auctioneer process listed below: CASE no. 7550-73.2013.4.01.3800. JUDGMENT CREDITOR: SILVA MAFFORT, CPF 272.837.122-91. VALUE OF THE DEBIT: R$153,396.40 (one on Aug 25, 2015 (see sheet 269 of the records). DESCRIPTION AND LOCATION OF THE 408, of the building Residencial Flamboyant, located at Av. Dr. Cristiano Guimarães, 50, 124.610m2, with the right to use a parking space for a vehicle, registration number 71.659, evaluated: on Feb 01, 2016, in the am ount of R$ 180,000.00 (one hundred and eighty judgment creditor (see page 209 of the case file) LIEN, ENCUMBRANCE OR PENDING REGISTER OF REAL ESTATE SALINAS/MG informs that on Apr 20, in the modality PRESENCIAL citizen, married, administrator, bearer of CI/RG no. MG-12.724.752, issuing agency: SSP/MG, enrolled with the CPF under no. 053.654.766-11, resident and domiciled general technical description, the topographical plan and other documents required by law, with application for registration of allotment of the property located in the NEVES S/A. 31330003955-2. CALL NOTICE for shareholders of the Company are General Meeting on April 28, 2016, headquarters, located at Rua Efigênia, Belo Horizonte, MG, Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 23/26 MATERNIDADE OCTAVIANO CNPJ17.272.568/0001-64. NIRE the Ordinary General Meeting. The called to meet at an Ordinary at 7:00 p.m., at Company's Ceará 186, District of Santa CEP30150-310, in order to (i) take the accounts of the managers, examine, discuss and vote on the financial statements, (ii) resolve on the allocation of net income for the year and the distribution of dividends, (iii) resolve on the maintenance of the Board of Auditors and elect its members; and (iv) to establish the overall compensation of the management and the Board of Auditors. João Anderson Nunes. CEO. JUDICIAL DISTRICT OF CAPELINHA NOTICE FOR REGISTRATION OF ALLOTMENT EDUARDO ANTÔNIO SOARES LOPES, OFFICIAL OF THE REGISTER OF REAL PROPERTY OF THE JUDICIAL DISTRICT OF CAPELINHA, STATE OF MINAS GERAIS, UNDER THE LAW, ETC. Informs all those to whom this notice may be known or whom become aware of it, that in compliance with Law no. 6,766 of December 19, 1979, CPZ EMPREENDIMENTOS IMOBILIÁRIOS LTDA EPP, a company established at Avenida Tancredo Neves, w/o no., district of Subestação, in this city of Capelinha-MG, enrolled with the CNPJ under no. 23.254.897/0001-85, with its Constitution Agreement duly registered with JUCEMG - Registry of Commerce of the State of Minas Gerais - under no. 31210484077, dated Sep 11, 2015, represented herein by its non-partner officer, SILVANA BARREIROS DOS SANTOS BARBOSA, a Brazilian at Avenida Aeroporto, no. 300, district of Jardim Aeroporto, in this city of Capelinha/MG, deposited in this Notary Public for examination of the interested parties, the urban perimeter of this city, located on the margin of BR 308, with an area of 48.322,75m2 (forty -eight thousand, three hundred and twenty-two meters and seventy-five square meters), registered under no. 12682, Book 02 of General Registry. The allotment has the denomination of "district of Nações" and was approved by Municipal Decree no. 012/2016 of February 3, 2016, with re-ratification contained in Municipal Decree no. 021/2016 of March 14, 2016. The The project contains 06 (six) blocks, totaling 165 (one hundred and sixty-five) lots, 01 (one) institutional area, 03 (three) green areas, and 02 (two) Avenues and 04 (four) Streets, namely: Avenida Antártida, Avenida América, Rua Europa, Rua África, Rua Oceania and Rua Ásia. Block 01 (one) contains 40 (forty) lots; Block 02 (two) contains 52 (fifty-two) lots; Block 03 (three) contains 18 (eighteen) lots and 01 (one) green area; Block 04 (four) contains 06 (six) lots, 01 (one) institutional a rea and 01 (one) green area; Block 05 (five) contains 36 (thirty-six) lots; Block 06 contains 13 (thirteen) lots; the last green area is located at the confluence of Avenida América with Rua Europa and Rua África. All documentation required by Law 6,766/79 and Order no. 260/CGJ/2013 is filed at this Notary Public, at Rua Governador Valadares, no. 133, suite 104, Centro, in the city of Capelinha-MG, CEP no. 39.680-000, available to interested parties. Any objections from all those who consider themselves to be impaired as to the domain o f said property shall be filed with this Notary Public within 15 (fifteen) days, counted from the date of the third and last publication of this notice. Once the deadline has expired, there being no challenge, the registration of the allotment will be made. Given and approved in this city of Capelinha-MG, on March 30, 2016. I, Eduardo Antônio Soares Lopes, Official of the Register of Real Property of Capelinha-MG, typed and subscribed to it. CITY HALL OF SALINAS/MG THE MUNICIPAL MAYOR OF 2016 at 8:30 a.m., a bidding will be held AUCTION no. 031/2016. Purpose: acquisition of stalls for the Salinas Municipal Market (Appeal: Agreement no. 820701/2015 MDA/CAIXA). Request for notice by email licitacao@salinas.mg.gov.br or site www.salinas.mg.gov.br. Salinas/MG, 06/04/2016. Fabiana S. Araújo - Auctioneer. JUDICIARY. FEDERAL JUSTICE OF 1ST DEGREE OF MINAS GERAIS JUDGE OF THE AUCTION NOTICE AND SUBPOENA. The Federal Judge of the 27th Court/MG lets it be SALE, pursuant to Law 5,741/71, on Apr 27, 2016, as of 09:00 a.m., at Rua Hélio Angela Saraiva Portes Souza, phone: 31-3207-3900, of the assets levied upon in the EMGEA - EMPRESA GESTORA DE ATIVOS. JUDGMENT DEBTOR: MARGARETH DA hundred and fifty-three thousand, three hundred and ninety-six reais and forty centavos), ASSET(S) TO BE SOLD AT THE AUCTION(S): - 01 (one) property consisting of apartment Planalto District, in this Capital city, with a private area of 62.958m% total area of of the 5th Register of Real Estate of Belo Horizonte/MG (see page 44 of the case file). Re-thousand reais). DEPOSITARY: Aparecida Costa Inácio de Paula, appointed by the FUNDS: consisting of a MORTGAGE in favor of CAIXA ECONÔMICA FEDERAL/MG (see page 44 of the case file). 1) If the property fails to obtain a bid equal to or greater than the debit balance, a judgment creditor will be adjudicated (Law no. 5,741/71, article 6, which reads: "the judge shall order the sale of the mortgaged property in a judicial sale for a price not less than the debit balance" and 7th, "in the absence of a bidder in the judicial sale, the judge shall award within forty-eight hours to the judgment creditor the mortgaged property"): 2) the sale will be made in kind, on demand, in the full value of the bid, or by means of a suitable guarantee, for a period of 15 (fifteen) days (article 690, CPC), the payment of the auctioneer's fee shall also be made, equivalent to 5% (five percent) of the value of the bid, as well as the payment of auction costs and expenses incurred with removal from the asset(s): 3) the auctioneer's commission will be deposited at CEF - Branch 0621, to the order of this court, where it will await the issuance of the Letter of Purc hase at an Auction and the effective delivery of the asset, after which the application License of Survey will be drawn up, and 4) This notice shall be affixed in the complaint of this Court, and published pursuant to Law no. 5,741/71 Belo Horizonte, February 22, 2016. I, GLAURA MARIA VILLELA BARBOSA DE OLIVEIRA (Director of Secretariat of the 27th Court) checked and subscribed to this Notice, which is duly signed by the Honorable Substitute Federal Judge of the 27th Court. TRICIA DE OLIVERA LIMA. Substitute Federal Judge of the 5th Court, exercising her attributions in the 27th Court. CALL NOTICE WITH A PERIOD OF 30 (THIRTY) DAYS CASE No. 2007.38.10.004500-TÂNIA ZUCCHI DE MORAES, HONORABLE FEDERAL JUDGE OF THE 1st FEDERAL NOTICE may be known or whom become aware of it, which before this Federal Court, ECONÔMICA FEDERAL CEF against ADEMAR DA SILVA MORAES, CPF 305.525.008-with a term of 30 (thirty) days, to be published under the law and affixed in the usual place hereby SERVED PROCESS to PAY, within 15 (fifteen) days, the debt, which as of March payment under penalty of the amount of the conviction being increased by a fine, in the And, in order not to claim ignorance, she ordered the issuance of this notice under the law. ISSUED in this city of Pouso Alegre, on March 9, 2016. I, Cláudio Manoel dos Santos, Director of Secretariat of the 1st Federal Court of Pouso Alegre, checked and subscribed. Tânia Zucchi de Moraes. Acting Federal Judge SPECIAL FEDERAL CIVEL AND CRIMINAL COURT OF POUSO ALEGRE FEDERATIVE REPUBLIC OF BRAZIL JUDICIAL DITRICT OF EMERALDAS AURÉLIO JOAQUIM DA SILVA – Registering Official (3 1) 3538-1293 CALL NOTICE. CÁSSIA APARECIDA DE AGUIAR, Substitute Registering Official of the conferred by art. 26 of Law no. 9,514/1997 hereby informs all those to whom this notice of BANCO SANTANDER (BRASIL) S/A, creditor of the Bank of Credit Certificate no. this Notary Public under R-09 and R-11, enrollment no. 24.654, referring to the real property das Palmeiras, 2nd Section, Esmeraldas/MG, with the debit balance under the 000.871.778/0001-76, in the person of its legal represetnative JULHIANO AUGUSTO overdue and falling due by the date of payment, conventional interest, penalties and other to the property, in addition to collection and summons charges. Payment must be made at opportunity to inform you that failure to comply with these obligations within the period the Creditor - BANCO SANTANDER (BRAZIL) S/A, pursuant to art. 26, 7, of Law 9,514/97. Cássia Aparecida de Aguiar Substitute Registering Official CNPJ/MF no. 16.614.075/0001-00-NIRE no.313.000.258-37 CVM no. 21.350 Call Notice for the Ordinary and Extraordinary General Meetings. The shareholders of Direcional Engenharia S.A. ("Company") are invited to attend the Company's Ordinary and Extraordinary General Meeting ("AGOE"), to be held on April 29, 2016 at 9:00 am in the City of Belo Horizonte, at Rua dos Otoni, 177, 5th floor, suite 1, in order to resolve the following items on the agenda: A. At Ordinary General Meeting: (i) To take the accounts of the managers, examine, discuss and vote on the financial statements for the fiscal year ended Dec 31, 2015; (ii) To resolve on the proposal for the allocation of net income for the fiscal year ended Dec 31,2015; (iii) To resolve the number of members to compose the Company's Board of Directors and elect its effective and alternate members; (iv) To resolve on the installation of the Company's Board of Auditors and, if installed, to elect its effective and alternate members; B. At Extraordinary General Meeting: (i) To establish the total amount of the compensation of the Management and of the members of the Board of Auditors of the Company for the fiscal year beginning on 01.01.2016; (ii) To resolve on the amendment to arts. 2 and 36 of the Articles of Incorporation of the Company, as well as on its consolidation, pursuant to the Management Proposal. General Information: (i) To participate in the AGOE, pursuant to art. 32 of the Articles of Incorporation, the shareholder is requested to appear, at least 24 hours before the date of the respective AGOE, at Rua dos Otoni, 177, 10th floor, in Belo Horizonte/MG: (a) proof issued by the financial institution holding the book-entry shares owned by it or in custody, pursuant to art. 126 of the LSA, (b) in relation to the shareholders participating in the fungible custody of registered shares, the statement containing the respective shareholding, issued by the competent agency, dated up to two business days before the AGOE; and (c) in the event of representation of the shareholder, a power of attorney, which shall (i) have been granted in accordance with the provisions of §1 of art. 126 of the LSA, (ii) be authenticated. The shareholder, their legal representative or attorney-in-fact, as the case may be, must attend the AGOE with documents proving their identity: (a) identification document with a photo, for individuals; (b) authenticated copy of the latest consolidated bylaws or articles of association and of the corporate documentation granting powers of attorney, as well as identification document with a photo of the legal representatives, for legal entities; and (c) authenticated copy of the latest consolidated regulation of the fund and of the bylaws or articles of association of its manager, in addition to the corporate documentation granting powers of attorney, as well as identification document with a photo of the legal representatives, for investment funds. In the case of foreign legal entities, the documentation proving the powers of attorney must undergo notarization and consularisation1. Documents drawn up in other languages, under Decree-Law no. 4,657, dated Sep 4, 1942, as amended, will only be accepted upon submittal of a sworn translation. (ii) According to the provisions of art. 141 of the LSA and arts. 1 and 3 of CVM Instruction no. 165, of December 11, 1991, as amended, shareholders representing at least five percent of the Company's capital stock may request the adoption of the multiple vote process, observing the legal term of 48 hours in advance of the date of the AGOE. (iii) The information and documents provided for in arts. 124 and 135 of the LSA and CVM Instruction no. 481 of December 17, 2009, related to matters to be resolved at the AGOE, are available to the shareholders at Company's headquarters, on the Company's website (www.direcional.com.br/ri), on the CVM website (www.cvm.gov.br) and on the BM&FBOVESPA website (www.bmfbovespa.com.br). (iv) The Company's shareholders interested in accessing information or clarifying any doubts regarding the proposals above should contact the Company's Investors Relations area, by telephone (31) 3431-5509 or via e-mail: ri@direcional.com.br. Belo Horizonte, Mar 30, 2016. Wilson Nélio Brumer - Chairman of the Board of Directors. 1In accordance with the Convention on Elimination of the Requirement for Legalization of Foreign Public Documents, executed on October 5, 1961, and published by Decree no. 8,660 of January 29, 2016, consularisation of foreign documents issued in signatory countries of said convention is waived, provided that all of its terms and conditions are complied with. AREZZO INDÚSTRIA E COMÉRCIO S.A. Publicly-Held Company CNPJ/MF no. 16 590 234/0001-76 - NIRE31 300 025 91-8 CALL NOTICE FOR ORDINARY GENERAL MEETING The Shareholders of AREZZO INDÚSTRIA E COMÉRCIO S.A., with headquarters in the city of Belo Horizonte, State of Minas Gerais, with its articles of incorporation filed at the Registry of Commerce of the State of Minas Gerais under NIRE 31 300 025 91-8, enrolled with the CNPJ/MF under no. 16 590 234/0001-76, filed with the Securities and Exchange Commission ("CVM") as a publicly-held company "A", under code number 02234-9 ("Company") are hereby called to meet at an Ordinary General Meeting ("Meeting"), to be held on April 29, 2016, at 10:00 a.m., at the Mercure Belo Horizonte Hotel, at Avenida do Contorno, no. 7315, District of Lourdes, city of Belo Horizonte, State of Minas Gerais, to examine, discuss and vote on the following agenda. (i) the management accounts, management report and the Company's financial statements, accompanied by the independent auditors' report for the fiscal year ended December 31, 2015, (ii) the proposed capital budget for the Company for the fiscal year ended December 31, 2016, (iii) the management proposal for the allocation of the Company's net income for the fiscal year ended December 31, 2015, and (iv) determination of the annual overall compensation of the managers for the fiscal year of 2016. Pursuant to article 126 of Law 6,404/76 and article 10 of the Articles of Incorporation of the Company, in order to participate in the Meeting, the shareholders must submit to the Company, in addition to the identity document with photo and pertinent corporate documents that prove legal representation, as the case may be, the following documents. (1) proof of ownership of shares issued by the institution responsible for the bookkeeping of Company's shares, which is recommended to have been issued no later than 5 (five) days prior to the date of the Meeting, (ii) power of attorney with the grantor identity notarized, in case of participation through a representative, and/or (iii) in relation to the shareholders participating in the fungible custody of registered shares, the statement containing the respective shareholding, issued by the competent entity, which is recommended to have been issued no later than 5 (five) days before the date of the Meeting. With respect to investment funds, the representation of the shareholders at the Meeting shall be the responsibility of the managing institution, observing the provisions of the fund's regulations, as to whom owns the powers to exercise the right to vote of the shares and assets in the fund's portfolio. In this case, the representative of the manager of the fund, in addition to the aforementioned corporate documents related to the manager or administrator shall submit a simple copy of the fund's regulation, duly registered with the competent entity. With regard to participation through proxy, the granting of proxy powers for participation at the Meeting shall have been made less than 1 (one) year, pursuant to article 126, § 1 of Law 6404/76. Moreover, in compliance with the provisions of article 654, §1 and §2 of the Civil Code, the power of attorney must state the place where it was issued, full qualification of the grantor and the grantee, the date and purpose of the grant, with the designation and extension of the powers granted, containing the notarization of the grantor's signature. It bears emphasizing that (1) natural persons that are shareholders of the Company may only be represented at the Meeting by an attorney-in-fact who is a shareholder, manager of the Company, attorney or financial institution, as provided for in article 126, paragraph 1 of Law 6404/76, and (2) legal entities that are shareholders of the Company may be represented by an attorney-in-fact appointed pursuant to its contract or Articles of Incorporation, and according to the provisions of the Civil Code, without the need for such person to be a manager of the Company, shareholder or attorney (according to CVM Process RJ2014/3578, judged on Nov 04, 2014). As an identity document, the Company will accept the General Registration Identity Card (RG), as well as Driver's License (CNH), passport, identity cards issued by the professionals councils, and functional cards issued by public administration agencies, provided they contain a photo of the holder. The representative of the shareholder that is a legal entity must submit a certified copy of the following documents, duly registered with the competent agency (Civil Registry of Legal Entities or Commercial Board, as applicable). (1) agreement or Articles of Incorporation, and (2) corporate act of election of the manager that (a) attend the Meeting as representative of the legal entity, or (b) grant a power of attorney through which a third party represents the corporate shareholder. The shareholders' documents Issued abroad must be notarized by a Notary Public, legalized in a Brazilia n Consulate, translated by a sworn translator enrolled in the Commercial Registry and registered in the Registry of Deeds and Documents, pursuant to the applicable legislation. For purposes of better organization of the Meeting, the Company, pursuant to article 10 of the Articles of Incorporation, requests the shareholders to deposit the necessary documents to participate in the Meeting at least 72 hours in advance, at Company's headquarters or at the Company's office in São Paulo, at the following addresses. Belo Horizonte, MG: Rua Fernandes Tourinho, 147, salas 1 301 and 1 303, Belo Horizonte, MG, CEP 30112-000 São Paulo, SP: Rua Gomes de Carvalho, 1 507, 16th floor, Vila Olímpia, São Paulo, SP, CEP 04547-005 e-mail E-mail: jurídico@arezzo.com.br It is worth mentioning that the shareholders may attend the General Meeting even though they do not make the prior deposit of documents, simply by submitting such documents at the opening of the Meeting, in accordance with the provisions of paragraph 2 of articl e 5 of ICVM 481/09. The documents and information relating to matters to be resolved at the Meeting are available to shareholders at Company's headquarters and at the Company's website (http://www.arezzoco.com.br) of CVM (http://www.cvm.gov.br) and BM&FBOVESPA S A - Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”) (http://www.bmfbovespa.com.br) on the Internet Belo Horizonte, April 06, 2016 ANDERSON LEMOS BIRMAN – Chairman of the Board of Directors. CITY HALL OF SANTA CRUZ DO ESCALVADO - MG. Notice of Auction 022/2016. It will be held at 9:00 a.m. on April 19, 2016, at Rua Capitão Luiz Sette, 130, Centro, Santa I Cruz do Escalvado, MG., Bidding Process no. 032/2016, Presencial Auction no. 022/2016. Purpose: Registration of Prices for future and possible contracting of microenterprises - ME, small companies - EPP to supply educational material and office supplies for the Secretariats, according to specifications contained in the notice and annexes, made available to interested parties at the aforementioned address, from 08:00 a.m. to 12:00 p.m. and 1:00 p.m. to 5:00 p.m. and at the site www.santacruzdoescalvado.ma.gov.br Information by phone: (31) 3883 1153. Santa Cruz do Escalvado — MG, April 06, 2016. Gilmar de Paula Lima, Mayor. KINROSS BRASIL MINERAÇÃO S/A - CNPJ 20.346.524/0001-46 - NIRE 3130000448-1 Extract of the Minutes of the Extraordinary General Meeting held on April 6, 2016 , with the attendance of shareholders representing the total capital stock of Kinross Brasil Mineração S/A, a limited liability company headquartered in the City of Paracatu, State of Minas Gerais, on Highway BR 040, km 36.5, CEP 38.600-000 ("Company"). Ordinary shareholders of the Company, with the consent from the preferred shareholders, pursuant to article 173 of Law no. 6,404/76, unanimously approved the reduction of the Company's capital stock, as it is excessive to the achievement of its corporate purpose, up to R$ 1,000,000,000.00, with the cancellation of the preferred shares owned by the shareholders. The amount related to the cancellation of shares hereby approved will be refunded to the shareholders in local currency. The effective amount of the reduction of the Company's capital stock, limited to R$ 1,000,000,000.00, as well as the number of shares to be canceled will be determined by the shareholders at General Meetings to be held after the publication of this instrument for the purposes and effects of article 174 of Law no. 6,404/76. The number of shares to be canceled will be calculated based on the equity value of the preferred shares issued by the Company, calculated on the basis of balance sheets up to 30 (thirty) days before the dates of the General Meetings that approve the effective values of reduction of the Company's capital sotck. Paracatu/MG, Apr 6, 2016. Presiding Board: Antônio Carlos Saldanha Marinho, Chairman, and Gilberto Carlos Nascimento Azevedo, Secretary. Shareholders: Kinross Participações Ltda., Monta-napar Participações Ltda., Kupol Ventures Limited. and Avrilus Holding Limited., all of them represented by Antônio Carlos Saldanha Marinho and Gilberto Carlos Nascimento Azevedo. JUDICIAL DISTRICT OF IBIRITÉ - SERVICE BY PUBLICATION - FREE JUSTICE - FOR THE PERIOD OF 20 (TW ENTY) DAYS. Dr. André Luiz Pimenta Almeida, Honorable Judge of the 2nd Civil Court of the Judicial District of Ibirité, State of Minas Gerais, in full exercise of his functions and pursuant to the law, etc ... Let it be known that through this Court and Secretariat the cases no. 0114.13.005569-1 are filed. Collection Suit filed by BANCO BRADESCO FINANCIAMENTO S/A, CNPJ 07.207996/0001-50 against JÚLIO CESAR RIBEIRO, CPF 689.096.326-15, ATTORNEY. Dr. André Nieto Moya - OAB/SP 235.738. PURPOSE. The summons of JÚLIO CESAR RIBEIRO, CPF 689.096.326-15, currently in an uncertain and unknown place, so that he may take cognizance of the proceedings before this Court and the Secretariat and may challenge them, should he so wish it, within 15 (fifteen) days, and the defendant is advised that, in the absence of a challenge, the facts presented by the plaintiff in the complaint, pursuant to Art. 344 of the CPC, shall be presumed to be true. He is hereby warned that a special trustee will be appointed in case of default. Therefore, this notice was issued and will be published in the DJE, according to art. 257, item II of the CPC. Ibirité, March 30, 2016. Fernando Gabriel Alves Drumond de Oliveira. The Clerk of Court, By order of the Honorable Judge.

REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS Digital Registration Proceedings Cover Belo Horizonte. Monday, August 01, 2016 Page 1 of 1 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 24/26 Registry of Commerce of the State of Minas Gerais Identification of the Proceedings Filing No. Proceedings No. - Integrating Module Date 16/434.891-3 J163805856446 Jul 05, 2016 Identification of the Undersigned(s) CPF Name 442.204.567-91 ANTONIO CARLOS SALDANHA MARINHO

Registry of Commerce of the State of Minas Gerais

Junta Comercial do Estado de Minas Gerais

State Department of the Presidency of the Republic
Special Secretariat for Micro and Small Enterprises
Business Registration and Integration Department
State Secretariat for Economic Development of Minas Gerais
Registry of Commerce of the State of Minas Gerais

## CERTIFICATE OF AUTHENTICATION – DIGITAL REGISTRATION

I hereby certify that the digitally signed act of KINROSS BRASIL MINERACAO S/A, nire no. 3130000448-1 and filed under no. 16/434,891-3 on Jul 20, 2016, is registered with Jucemg under number 5811073, on Aug 05, 2016. The act was digitally approved by the 4th PANEL OF DIRECTORS.

The General Secretary, Marinely de Paula Bomfim, hereby signs the registration, by means of a digital certificate. For its validation, the website of the Portal of Services / Validate Documents must be accessed (http://portalservicos.jucemg.mg.gov.br/Portal/pages/imagemProcesso/viaUnica.jsf) and the filing number and security key below must be informed:

| Filing No. | Security Key |
|---|---|
| 16/434.891-3 | 1Bcd |

Proceedings Cover

| Undersigned | |
|---|---|
| CPF | Name |
| 442.204.567-91 | ANTONIO CARLOS SALDANHA MARINHO |

Main Document

| Undersigned | |
|---|---|
| CPF | Name |
| 442.204.567-91 | ANTONIO CARLOS SALDANHA MARINHO |

Exhibit

| Undersigned | |
|---|---|
| CPF | Name |
| 442.204.567-91 | ANTONIO CARLOS SALDANHA MARINHO |

Exhibit

| Undersigned | |
|---|---|
| CPF | Name |
| 442.204.567-91 | ANTONIO CARLOS SALDANHA MARINHO |

Exhibit

| Undersigned | |
|---|---|
| CPF | Name |
| 442.204.567-91 | ANTONIO CARLOS SALDANHA MARINHO |

Belo Horizonte. Friday, August 05, 2016

Marinely de Paula Bomfim: 873.638.956-00

Page 1 of 1

Registry of Commerce of the State of Minas Gerais
I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary.

MARINELY DE PAULA
BOMFIM
GENERAL SECRETARY

Page
25/26

REGISTRY OF COMMERCE OF THE STATE OF MINAS GERAIS Digital Registration The act was approved and digitally signed by: Belo Horizonte. Friday, August 05, 2016 Registry of Commerce of the State of Minas Gerais I hereby certify registration under no. 5811073 on Aug 05, 2016 of Company KINROSS BRASIL MINERACAO S/A, Nire 31300004481 and filing 164348913 - Jul 20, 2016. Authentication: 90BF6621FE6DF3CA56A7D0834EF24924F3F4A87E. Marinely de Paula Bomfim - General Secretary. To validate this document, go to www.jucemg.mg.gov.br and inform filing number 16/434.891-3 and the security code 1Bcd. This copy was digitally authenticated and signed on Aug 05, 2016 by Marinely de Paula Bomfim - General Secretary. MARINELY DE PAULA BOMFIM GENERAL SECRETARY Page 26/26 Registry of Commerce of the State of Minas Gerais Identification of the Undersigned(s) CPF Name 043.128.766-06 LEONARDO FELIPE GERVASIO ABURACHID 137.814.306-00 SONIA FERREIRA FERRAZ 442.843.906-78 ARCANJO CARLOS PIMENTA 873.638.956-00 MARINELY DE PAULA BOMFIM